EXHIBIT 10.1

Longport Announces 3 Year Distribution Agreement with U. S. Medical
Systems, Inc. for the Purchase Of 1,900 Scanners
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Swarthmore, PA - February 12, 2004 - Longport, Inc. (OTC BB: LPTI) announced today that it has signed a distribution agreement with US Medical Systems, Inc, to sell its Longport Digital Scanner through the U. S. Medical Systems distribution network. The contract calls for the purchase of 300 machines in the first year, 600 machines in year two, and 1,000 machines in year three.

An initial order, with a $500,000 deposit, has been placed for the first 100 machines with delivery starting in April 2004. This Agreement calls for LDS units to be delivered at a rate of not less than 25 scanners per month in year 1, 50 units per month in year 2 and 80 units per month in year 3.

U.S. Medical Systems, Inc., a wholly owned subsidiary of Prime Rate Income & Dividend Enterprises, Inc. (OTC BB:PIDV), will deliver the Longport model LDS-1 high resolution ultrasound scanner to physicians within networks of medical clinics.

Michael C. Boyd, CEO, Longport, Inc. said, "Longport was very pleased to receive such a large order for its Digital Scanner and that the Company was excited to be working with U. S. Medical".

Peter Futro, Chairman of U. S. Medical Systems, Inc. commented "We are proud to have the Longport LDS-1 as our first product. The LDS-1 has already received marketing clearance from the FDA and we are currently in talks with multiple healthcare networks who have expressed interest in placing the LDS-1 scanner in their networks."

Longport, Inc. (OTC BB: LPTI) of Swarthmore, Pennsylvania, is a medical technology company that specializes in affordable high-resolution ultrasound imaging. After several years and some $3,000,000 of research and development, during which Longport has secured patents, copyrights, FDA clearance and UL and European CE marks Longport has introduced its LDS-1 into the wound prevention and assessment, dermatology and aesthetics markets. In June 2002, Longport was awarded a $500,000 grant by the Pennsylvania Department of Health to evolve its established technology into a multi-element array system, with breast cancer imaging being the application focus.

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U.S Medical is a development- stage marketing and distribution organization, which provides medical devices and support services to the healthcare industry. U.S. Medical focuses on its core competencies in sales and marketing and outsource other functions such as manufacturing and related engineering and product development. In most cases, products will be leased to either the clinician performing the procedure or the affiliated clinics where the procedures are performed. Generally, leased products will be shipped directly to customers by the manufacturer and support services will be provided directly by the manufacturer pursuant to agreements with U.S. Medical.


For further information please contact Longport, Inc. at 1-800-289-6863



Forward-looking Information and the Private Securities
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Litigation Reform Act of 1995
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Certain statements in this press release, including statements concerning product development milestones and anticipated events, are "forward-looking statements" within the Private Litigation Reform Act of 1995. Forward Looking Statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Longport's actual results include, among others, uncertainties as to the Company's ability to manage potential problems, delays or anticipated expenses, including problems, delays or expenses involving manufacturing. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only to the date of this release. Reference is made to Longport's 2002 annual report on Form 10-K filed with the Securities and Exchange Commission for a more definitive description of such factors. Longport, Inc. undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.